                                                                     Page 1 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                  Calculation of Basic Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                               Year Ended                          Year Ended
                                                           December 31, 1998                   December 31, 1997
                                                    ---------------------------------   ---------------------------------
                                                     Shares       Amount      EPS         Shares      Amount      EPS
                                                    ----------   ---------  ---------   -----------  ---------  ---------

Income (loss) from continuing operations                          $    (27)                           $     30

Preferred stock dividend requirements                                  (2)                                 (2)
                                                                 ---------                           ---------
                                                                      (29)                                 28
Weighted average share base:
     Shares issued                                    105,361                              105,361
     Shares repurchased pursuant to share
         repurchase program                            (5,512)                              (1,923)
                                                    ----------   ---------              -----------  ---------
                                                       99,849         (29)                 103,438   $     28
                                                    ==========   =========              ===========  =========

BASIC EARNINGS (LOSS) PER SHARE                                             $  (0.29)                           $   0.27
                                                                            =========                           =========

                                                                  Year Ended
                                                               December 31, 1996
                                                        --------------------------------
                                                         Shares      Amount       EPS
                                                        ----------  ---------   --------

Income (loss) from continuing operations                            $    109

Preferred stock dividend requirements                                     (2)
                                                                    ---------
                                                                         107
Weighted average share base:
     Shares issued                                        105,360
     Shares repurchased pursuant to share
         repurchase program                                     -
                                                        ----------  ---------
                                                        $ 105,360   $    107
                                                        ==========  =========

BASIC EARNINGS (LOSS) PER SHARE                                                 $  1.01
                                                                                ========

                                                                     Page 2 of 2
                                                                    Exhibit (11)

                               THE LTV CORPORATION
                 Calculation of Diluted Earnings Per Share (EPS)
                   (Dollar amounts in millions except for EPS)
                            (Share data in thousands)

                                                              Year Ended                         Year Ended
                                                           December 31, 1998                  December 31, 1997
                                                    --------------------------------   --------------------------------
                                                     Shares      Amount       EPS       Shares      Amount       EPS
                                                    ----------   --------   --------   ----------  ---------   --------
Income (loss) from continuing operations                         $   (27)                          $     30

Preferred stock dividend requirements                                 (2)                                (2)
                                                                 --------                          ---------
                                                                     (29)                                28
Weighted average share base:
     Shares issued                                    105,361                            105,361
     Shares repurchased pursuant to share
         repurchase program                            (5,512)                            (1,923)
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
         and Restricted Stock                             (A)                                141
Common Stock issuable upon conversion of
     Series B Preferred Stock                             (A)        (A)                     (A)        (A)
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                       -          -                       -          -
                                                    ----------   --------              ----------  ---------
                                                       99,849        (29)                103,579   $     28
                                                    ==========   ========              ==========  =========

DILUTED EARNINGS (LOSS) PER SHARE                                           $ (0.29)                           $  0.27
                                                                            ========                           ========

                                                                   Year Ended
                                                                December 31, 1996
                                                         --------------------------------
                                                          Shares      Amount      EPS
                                                         ----------  ---------  ---------
Income (loss) from continuing operations                             $    109

Preferred stock dividend requirements                                      (2)
                                                                     ---------
                                                                          107
Weighted average share base:
     Shares issued                                         105,360
     Shares repurchased pursuant to share
         repurchase program                                      -
Common Stock equivalent shares resulting from
  outstanding Series A Warrants, Stock Options
         and Restricted Stock                                   66
Common Stock issuable upon conversion of
     Series B Preferred Stock                                2,926          2
Common Stock issuable upon conversion of
     Senior Secured Convertible Notes                          (B)          -
                                                         ----------  ---------
                                                         $ 108,352   $    109
                                                         ==========  =========

DILUTED EARNINGS (LOSS) PER SHARE                                               $   1.01
                                                                                =========

(A) Shares are antidilutive.
(B) Senior Secured Convertible Notes are antidilutive in 1996. These Notes were redeemed in 1997 and are not outstanding thereafter.